UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
   Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): July 24, 2007

                         SECURITY FEDERAL CORPORATION
              (Exact name of registrant as specified in its charter)

    South Carolina                 0-16120                  57-0858504
----------------------------   ----------------        -------------------
(State or other jurisdiction     (Commission               (IRS Employer
     of incorporation)           File Number)          Identification No.)

238 Richland Avenue West, Aiken, South Carolina               29801
-----------------------------------------------        -------------------
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number (including area code):  (803) 641-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02  Results of Operations and Financial Condition
--------------------------------------------------------

      On July 24, 2007, Security Federal Corporation issued its earnings release for the quarter ended June 30, 2007. A copy of the earnings release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits
--------------------------------------------

      (c)   Exhibits

      99.1  Press Release of Security Federal Corporation dated July 24, 2007.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                      SECURITY FEDERAL CORPORATION



Date: July 25, 2007                   By:/s/Roy G. Lindburg
                                         -------------------------------------
                                         Roy G. Lindburg
                                         Treasurer and Chief Financial Officer



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                                   Exhibit 99.1

NEWS RELEASE


          SECURITY FEDERAL CORPORATION ANNOUNCES INCREASE IN FIRST
                             QUARTER EARNINGS

Aiken, South Carolina (July 24, 2007) - Security Federal Corporation (OTCBB:SFDL.OB), the holding company of Security Federal Bank, today announced earnings for the first quarter of its fiscal year ending March 31, 2008. The Company reported net income of $1.1 million or $0.42 per share (basic) for the three months ending June 30, 2007, a 7.2% increase from net income of $1.0 million or $0.40 per share (basic) for the three months ending June 30, 2006.

The increase in net income is the result of an increase in net interest income and non-interest income during the current quarter. Net interest income increased $567,000 or 12.9% to $5.0 million for the three months ending June 30, 2007, compared to $4.4 million for the comparable quarter in 2006. Non-interest income for the current quarter increased $309,000 or 41.1% to $1.1 million compared to $751,000 for the three months ending June 30, 2006. These increases were offset partially by an $808,000 or 23.5% increase in non-interest expense to $4.3 million for the three months ending June 30, 2007, compared to $3.4 million for the three months ending June 30, 2006. The increases in non-interest income and non- interest expense were primarily attributable to the acquisition of Collier Jennings Financial, a local insurance agency, in July 2006. Without the acquisition, non-interest income would have increased approximately 18% and non-interest expense approximately 13% during the quarter ending June 30, 2007 when compared to the same period in 2006.

Total assets at June 30, 2007 were $767.8 million compared to $738.1 million at March 31, 2007, an increase of $29.7 million or 4.0% for the three-month period. Net loans receivable increased $26.3 million or 6.0% to $462.3 million at June 30, 2007 from $436.0 million at March 31, 2007. Total deposits increased $13.2 million or 2.5% to $537.0 million at June 30, 2007 compared to $523.7 million at March 31, 2007. Federal Home Loan Bank advances and other borrowings increased $15.9 million or 9.6% to $182.2 million at June 30, 2007 from $166.3 million at March 31, 2007.

Security Federal Bank has eleven full service branch locations in Aiken, Clearwater, Graniteville, Langley, Lexington, North Augusta, Wagener, and West Columbia, South Carolina. The Bank anticipates opening branches in Evans, Georgia and downtown Columbia, South Carolina during the December 2007 quarter. Additional financial services are provided by three of the Bank's wholly owned subsidiaries, Security Federal Insurance, Inc., Security Federal Investments, Inc., and Security Federal Trust, Inc.


For additional information contact Roy Lindburg, Chief Financial Officer, at
(803) 641-3070

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Forward-looking statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to, interest rate fluctuations; economic conditions in the Company's primary market area; demand for residential, commercial business and commercial real estate, consumer, and other types of loans; success of new products; competitive conditions between banks and non-bank financial service providers; regulatory and accounting changes; technology factors affecting operations; pricing of products and services; and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ending March 31, 2007. Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Company undertakes no responsibility to update or revise any forward-looking statement.

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                          SECURITY FEDERAL CORPORATION
                  UNAUDITED CONSOLIDATED FINANCIAL HIGHLIGHTS

                          INCOME STATEMENT HIGHLIGHTS

                (In Thousands, except for Earnings per Share)

                               Quarter Ended
                                 June 30,

                              2007                2006            % change
                           ------------------------------------------------
Total interest income      $11,906              $9,625               23.70%

Total interest expense       6,929               5,214               32.89%
                           ------------------------------------------------
Net interest income          4,978               4,411               12.85%

Provision for loan losses      150                 150                0.00%
                           ------------------------------------------------
Net interest income after
 provision for loan losses   4,828               4,261               13.30%

Non-interest income          1,061                 751               41.05%

Non-interest expense         4,251               3,443               23.48%
                           ------------------------------------------------
Income before income taxes   1,637               1,569                4.33%

Provision for income taxes     541                 547               -1.12%

Net income                  $1,096              $1,022                7.24%
                           ================================================
Earnings per share           $0.42               $0.40                5.00%
                           ================================================


                               BALANCE SHEET HIGHLIGHTS

                   (In Thousands, except for Book Value per Share)


                     June 30, 2007      March 31, 2007
                   -------------------------------------

Total assets              $767,761            $738,110

Cash and cash
 equivalents                13,176              13,438

Total loans
 receivable, net           462,347             436,038

Investment and
 mortgage-backed
 securities                247,843             249,905

Deposits                   536,960             523,738

Borrowings                 182,225             166,292

Shareholders' equity        42,626              42,693

Book value per share        $16.35              $16.35

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